EXHIBIT 99.2

Senior Executive Officer	Number of Restricted Shares of Common Stock Granted

Robert J. Keller	65,000

George H. Hepburn, III	29,000

David J. LaBonte	29,000

James M. McClenahan	29,000

Mark E. McDermott	29,000

Pamela R. Schneider	29,000

Karen R. Tulloch	29,000